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                                                                      Exhibit 16





April 24, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        We have read Item 4 included in the Form 8-K dated April 10, 2002, of TeamStaff, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                  Very truly yours,


                                                  /s/ Arthur Andersen LLP